UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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NATIONAL AUTOMATION SERVICES, INC.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

OF THE MAJORITY SHAREHOLDERS IN LIEU OF A MEETING

To the Shareholders of

National Automation Services, Inc.

We are writing to inform you that on May 22, 2015, shareholders holding a majority of our Common Stock have executed a written consent in lieu of a shareholder meeting, which we refer to herein as the “Written Consent”, to approve:

1.	An amendment to our Articles of Incorporation to change our name to “National Energy Services, Inc.” from “National Automation Services, Inc.”; and

2.	An amendment to our Articles of Incorporation to increase the total number of shares of authorized capital stock to 160,000,000 shares consisting of (i) 150,000,000 shares of common stock and (ii) 10,000,000 shares of preferred stock from 85,000,000 shares consisting of (i) 75,000,000 shares of common stock and (ii) 10,000,000 shares of preferred stock.

These items, each a “Proposal” and collectively the “Proposals,” are more fully described in the accompanying Information Statement.  The Written Consent was taken pursuant to Section 78.320 of the Nevada Revised Statutes and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of the numbers of Common Stock required to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.  Because we are incorporating certain information by reference, the actions under the Written Consent cannot be taken or become effective sooner than 20 business days after the Information Statement is first sent or given to the Company’s shareholders.  Because the accompanying Information Statement is first being mailed to shareholders on June , 2015, the Proposals described herein will become effective on or after June , 2015.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEGING MAILED TO SHAREHOLDERS ON OR ABOUT JUNE , 2015.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Robert W. Chance
Robert W. Chance, Chief Executive Officer
and Director

June , 2015

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NATIONAL AUTOMATION SERVICES, INC.

8965 S. Eastern Ave., Suite 120E

Las Vegas, NV 89123

(877) 871-6400

June , 2015

INFORMATION STATEMENT

GENERAL INFORMATION

In this Information Statement we refer to National Automation Services, Inc., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

The Information Statement is furnished in connection with an action by written consent (the “Written Consent”) of shareholders of the Company owning 3,134,280 shares of our Common Stock, or approximately 51%, of the issued and outstanding Common Stock (the “Majority Shareholders”).  The actions taken by the Written Consent will not become effective until at least 20 business days after the Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The close of business on May 22, 2015, the date that the Majority Shareholders gave their written consent, is the record date (the “Record Date”) for the determination of shareholders entitled to notice of the action by the Written Consent.

Pursuant to the Written Consent, the Majority Shareholders approved an amendment to our Articles of Incorporation to (i) change our name to “National Energy Services, Inc.” from “National Automation Services, Inc.” and (ii) increase the total number of shares of Common Stock that the Company has the authority to issue from 75,000,000 to 150,000,000 shares and no change to the number of shares of Preferred Stock that the Company has the authority to issue (collectively, the “Proposals”).

Our Board of Directors unanimously approved the amendment to our Articles of Incorporation on May 21, 2015.  Also on May 21, 2015, the Board of Directors set the Record Date as May 22, 2015.

This Information Statement contains a brief summary of the material aspects of each of the Proposals approved by the Board and the Majority Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Shareholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposals as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Shareholders to reduce the costs and implement the Proposals in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the Common Stock outstanding on the Record Date is required for approval of the Proposals.  As of the Record Date, the Company had 6,162,701 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  However, because the Majority Shareholders, holding a majority of the outstanding Common Stock as of the close of business on the Record Date, voted in favor of the Proposals, no other shareholder consents will be obtained in connection with this Information Statement.

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PROPOSAL 1

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO CHANGE THE COMPANY’S NAME

Our Board of Directors and Majority Shareholders approved an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”) to change the name of the Company to “National Energy Services, Inc.” from “National Automation Services, Inc.”.  Our Board of Directors has determined that this name change is in the best interests of our stockholders and will more accurately reflect our focus on oilfield services to the oil and gas industry, primarily focused around those activities that are related to the drilling, operations and maintenance of well-sites.

 A copy of the proposed amendment to the Company’s Articles of Incorporation is attached hereto as Attachment A (the “Amendment”). The Amendment will become effective upon filing with the Nevada Secretary of State as required by the Nevada Revised Statutes. It is anticipated that this will occur promptly following June , 2015.

 PROPOSAL 2

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK TO 150,000,000

The Company’s Articles of Incorporation authorize the issuance of 75,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. On May 21, 2015, the Board of Directors of the Company approved an amendment to the Articles of Incorporation to increase the total number of shares of authorized capital stock from 85,000,000 shares to 160,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share, all subject to shareholder approval.

Purpose and Effect of the Amendment

The Company currently has 75,000,000 authorized shares of Common Stock. As of May 22, 2015, the Company had 6,162,701 shares of Common Stock issued and outstanding; no shares of Preferred Stock issued and outstanding, and warrants and options to purchase 35,000 shares of Common Stock granted but not vested.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Articles of Incorporation, as amended, and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments. In addition, following adoption of the Amendment, the total number of authorized shares of Preferred Stock will remain 10,000,000 shares with par value of $0.001 per share. The Board of Directors will continue to have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to designate the rights and preferences of such shares.

Notwithstanding the foregoing, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock and Preferred Stock, although opportunities for acquisitions and equity financings could arise at any time. If this proposal is approved, all or any of the authorized shares may be issued without further shareholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the stockholders for subscription. The issuance of shares other than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each share.

While we do not currently have any plans for the authorization or issuance of any series of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of our common stock, and therefore reduce the value of such stock. It is not possible to state the actual effect of the potential future issuance of any series of preferred stock on the rights of holders of our currently outstanding stock unless and until our Board of Directors determines the specific rights of the holders of any such preferred stock; however, these effects may include:

·	Restricting dividends on the common or preferred stock;
·	Diluting the voting power of the common stock;
·	Impairing the liquidation rights of the common or preferred stock; or
·	Delaying or preventing a change in control of the Company without further action by the stockholders.

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The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desire to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, because “blank check” preferred stock could be used by our Board of Directors for the adoption of a shareholder rights plan or “poison pill,” the authorized Preferred Stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of common stock.

 A copy of the proposed amendment to the Company’s Articles of Incorporation is attached hereto as Attachment A. The Amendment will become effective upon filing with the Nevada Secretary of State as required by the Nevada Revised Statutes. It is anticipated that this will occur promptly following June , 2015.

Procedure for Effecting the Amendment of our Articles of Incorporation

The Amendment will become effective at such time as a certificate of amendment to our Articles of Incorporation is filed with the Secretary of State of Nevada. We expect to file the Amendment with the Secretary of State of Nevada effective on or about June , 2015. Because our Common Stock is currently quoted on the OTC Markets, the Amendment and the matters addressed therein will also require processing by FINRA pursuant to Rule 10b-17 of the Exchange Act in order for these actions to be recognized in the market for trading purposes. We expect to receive FINRA’s clearance prior to the date on which the Amendment takes effect.

A change to the Corporation’s name will most likely result in a change to the Corporation’s ticker symbol and CUSIP number.  Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

On and after the effective date of the Amendment, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date, new stock certificates will be issued reflecting the name change but this will not affect the validity of stock certificates already outstanding. After the effective date of the Amendment, each stock certificate representing shares of our Common Stock prior to such effective date will be deemed to represent shares giving effect to the name change. Certificates representing shares after such effective date will be issued in due course as old certificates are tendered for transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

Shares of our Common Stock issued after such effective date will have the same restrictions on their transferability as shares issued prior to the effective date. Also, for purposes of determining the term of the restrictive period applicable to any shares subject to restrictions on their transferability issued after the effective date in exchange for shares held prior to the effective date, if any, the time period during which a stockholder has held such shares prior to the effective date will be included in the total holding period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of May 22, 2015 by (i) each person known by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our executive officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage Shares Beneficially Owned(1)
Named Executive Officers and Directors
Robert W. Chance(2)	521,637	8.5%
Jeremy Briggs(3)	397,569	6.5%
Tom Sego	135,500	2.2%
Kevin Brown	125,750	2.0%
James Gunn(4)	125,050	2.0%
Jason Jensen(5)	497,327	8.1%
John McKeachnie	100,000	1.6%
All Executive Officers and Directors as a Group (7 persons)	1,902,831	30.9%

5% or More Holders
David Gurr(5)	395,000	6.4%
Sean Sego(6)	331,076	5.4%
Ron Krochak(7)	265,878	4.3%
Jeffery James Krueger(8)	339,497	5.5%

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(1) Based on 6,162,701 shares of common stock outstanding as of May 22, 2015.

(2) Does not include 35,000 shares of common stock issuable upon exercise of stock options which are not exercisable within 60 days from April 3, 2015.

(3) Includes 131 shares held by immediate family members.

(4) Includes 50 shares held by Gunn Legal Services, an entity controlled by Mr. Gunn.

(5) Excludes 760,000 shares of common stock over which the referenced individual has the power to vote pursuant to a power of attorney. Such 760,000 shares of common stock are held in reserve but have not been issued.

(6) Mr. Sego resigned from the Board of Directors, effective as of the close of business on May 21, 2015. Includes 12,060 shares held by spouse. Does not include shares of common stock issuable upon conversion of the ECMI Convertible Notes or any convertible loan agreement.

(7) Includes 20,863 shares held by or with spouse and other family members. Does not include shares of common stock issuable upon conversion of convertible notes issued to Mr. Krochak.

(8) Includes 18,751 shares held with or on behalf of other family members.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters’ appraisal rights with respect to any of the Proposals, and we do not intend to independently provide shareholders with any such right.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties.  All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions.  Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement.  The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated.  These uncertainties and other risk factors include, but are not limited to:  changing economic and political conditions in the United States and in other countries;  the ability to integrate effectively acquired companies;  the loss of current customers or the inability to obtain new customers;  war or other acts of political unrest;  changes in governmental spending and budgetary policies;  governmental laws and regulations surrounding various matters such as environmental remediation, contract pricing, and international trading restrictions;  customer product acceptance;  continued access to capital markets;  and foreign currency risks.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement.  The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Distribution of the Information Statement

We will pay the costs associated with this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding the Information Statement to beneficial owners.

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We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

Where You Can Find Additional Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms.  Our SEC filings are also available at the SEC’s web site at www.sec.gov and our website at www.nationalautomationservices.com.  We have not incorporated by reference into this Information Statement the information contained on our website and you should not consider it to be part of this Information Statement.

By Order of the Board of Directors

/s/ Robert W. Chance
Robert W. Chance, Chief Executive Officer

May 28, 2015

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ATTACHMENT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

NATIONAL AUTOMATION SERVICES, INC., a corporation organized and existing under the laws of the state of Nevada (the “Corporation”) hereby certifies as follows:

1.	Article 1 of the Corporation’s Articles of Incorporation shall be amended and restated in its entirety to read as follows:

The name of the Corporation is National Energy Services, Inc. (the “Corporation”).

2.	Article 3 of the Corporation’s Articles of Incorporation shall be amended and restated in its entirety to read as follows:

The total number of capital stock authorized that may be issued by the Corporation is one hundred sixty million (160,000,000) shares, of which one hundred fifty million (150,000,000) share are Common Stock, with a par value of $0.001 per share, and ten million (10,000,000) shares of Preferred Stock, with a par value of $0.001 per share, the designations, rights and preferences of which may be determined by the Board of Directors. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors. On September 5, 2014, the Corporation effected a 200:1 reverse stock split of the Corporation’s issued and outstanding Common Stock. Fractional shares were rounded up.

3.	The foregoing amendments have been duly adopted in accordance with the provisions of Nevada Revised Statutes 78.385 and 78.390 by the vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have executed this Certificate of Amendment as of this ___ day of __________2015.

Robert Chance, Chief Executive Officer

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